Exhibit 10.9

AMENDMENT NO. 1 TO

SALES AGREEMENT

November 10, 2026

This Amendment No. 1 (“Amendment No. 1”) amends that certain Sales Agreement, dated as of November 2, 2023 (the “Original Agreement”, and the Original Agreement as amended hereby, the “Agreement”), by and among Kura Oncology, Inc., a Delaware corporation (the “Company”), Leerink Partners LLC (“Leerink Partners”), as lead sales agent, and Cantor Fitzgerald & Co. (“Cantor”, and together with Leerink Partners, the “Agents”), as sales agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

WITNESSETH THAT:

WHEREAS, Section 15 of the Original Agreement permits the Company and the Agents to amend the Original Agreement by a written instrument executed by the Company and the Agents;

WHEREAS, the Company intends to file a new shelf registration statement on Form S-3 (the “New Shelf Registration Statement”), and a related prospectus supplement specifically relating to the Placement Shares (the “New ATM Prospectus Supplement”), pursuant to which the Company wishes to have the full $150,000,000 aggregate offering amount under the Agreement available for sale, in lieu of entering into a new sales agreement and side letter with the Agents; and

WHEREAS, the Company and the Agents now desire to amend the Original Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agents agree as follows:

1.
The first paragraph of Section 1 of the Original Agreement is hereby amended and restated in its entirety to read as follows: “The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, each acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in the Prospectus Supplement (as defined below) on the number of shares of Common Stock issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance. The issuance and sale of Common Stock through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”), which became effective upon filing with the Commission, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Placement Shares.”
2.
Reference to the “Registration Statement” in the Original Agreement shall refer to the New Shelf Registration Statement, and reference to the “Prospectus Supplement” in the Original Agreement shall refer to the New ATM Prospectus Supplement to be filed in connection with the New Shelf Registration Statement.
3.
Reference to “$150,000,000” in the caption on the first page of the Original Agreement is hereby deleted.
4.
Section 15 of the Original Agreement is supplemented and amended such that this Amendment No. 1 and the Agreement, as amended hereby, constitute the entire agreement of the Company and the Agents with respect to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof.
5.
This Amendment No. 1 shall become effective upon the date that the New Shelf Registration Statement becomes effective under the Securities Act.

6.
Except as amended hereby, the Agreement as now in effect is ratified and confirmed in all respects. For the avoidance of doubt, this Amendment No. 1 and all of its provisions shall be deemed to be a part of the Agreement, as amended hereby.
7.
Except as expressly amended by this Amendment No. 1, all other terms, conditions, and provisions of the Original Agreement remain unchanged and in full force and effect, and all references in the Original Agreement to “this Agreement” shall be deemed to refer to the Original Agreement as amended by this Amendment No. 1. This Amendment No. 1 shall be governed by, and construed in accordance with, the governing law and dispute resolution provisions set forth in Section 16 of the Original Agreement. This Amendment No. 1 may be executed in counterparts in the same manner as provided in Section 19 of the Original Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, KURA ONCOLOGY, INC.

By:	/s/ Troy Wilson
Name: Troy E. Wilson, Ph.D., J.D. Title: President and Chief Executive Officer

The foregoing Amendment is hereby confirmed and accepted by the Agents in New York, New York as of the date first above written.

LEERINK PARTNERS LLC

By:	/s/ Peter Fry
Name: Peter Fry Title: Senior Managing Director - Head of Alternative Equities

CANTOR FITZGERALD & CO.

By:	/s/ Sameer Vasudev
Name: Sameer Vasudev Title: Head of ATMs